Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 18, 2010, IXYS Corporation, or IXYS, completed the acquisition of Zilog Inc., or Zilog, pursuant to the Agreement and Plan of Merger dated December 5, 2009.

For the purpose of the unaudited pro forma combined condensed consolidated financial statements, the acquisition was assumed to have occurred as of April 1, 2008 with respect to the unaudited pro forma combined condensed consolidated statements of operations and as of December 31, 2009 with respect to the unaudited pro forma combined condensed consolidated balance sheet. Zilog's fiscal year ended on March 31 with interim results based on fiscal quarters of approximately thirteen weeks in duration ending on the closest Saturday to each calendar quarter year end. Zilog's third quarter of its March 31, 2010 fiscal year ended on December 26, 2009. For ease of presentation, the historical financial statements of Zilog included in the accompanying unaudited pro forma combined condensed consolidated financial statements have been shown as ending on the last day of the calendar month.

The acquisition has been accounted for in accordance with the authoritative guidance on business combinations. The total purchase consideration has been allocated on preliminary basis to the tangible and intangible assets acquired and liabilities assumed based on their relative fair values. The excess of the purchase consideration over the net tangible and identifiable intangible assets is recorded as goodwill. The purchase price allocation is preliminary since the valuation of the intangible assets is still being finalized. Accordingly, the pro forma adjustments related to the purchase price allocation and certain other adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed consolidated financial information is for informational purposes only and does not purport to represent what the Company's actual results would have been if the acquisition had been completed as of the date indicated above, or that may be achieved in the future. The unaudited pro forma combined condensed consolidated statements of operations do not include the effects of any cost savings from operating efficiencies or synergies that may result from the acquisition.

The unaudited pro forma combined condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the Company's historical financial statements included in the Company's annual report on Form 10-K for the year ended March 31, 2009 and the interim unaudited condensed consolidated financial statements as of and for the nine months ended December 31, 2009, and the audited financial statements of Zilog as of March 31, 2009 and 2008 and for the three years ended March 31, 2009 and the unaudited financial statements of Zilog as of and for the nine months ended December 26, 2009, incorporated by reference in this Current Report on Form 8-K.

IXYS CORPORATION
UNAUDITED PROFORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET AS OF
DECEMBER 31, 2009
(In thousands)

	Historical		Proforma		Proforma
	IXYS	Zilog	Adjustments	Reference	Combined

ASSETS
Current assets:
Cash and cash equivalents	$ 86,496	$ 36,980	$ (263)	( a )	$ 60,718
			$ (62,495)	( b )
Restricted cash	199	-	263	( a )	462
Accounts receivable, net of allowances	36,542	3,156	(925)	( c )	38,773
Inventories	65,378	3,285	128	( d )	68,791
Prepaid expenses and other current assets	4,791	2,915	(1,550)	( e )	6,156
Deferred income taxes	13,017	10	(168)	( f )	12,859
Total current assets	206,423	46,346	(65,010)		187,759
Property, plant and equipment	47,691	1,856	(46)	( g )	49,501
Other assets	6,445	1,695	(349)	( h )	7,791
Deferred income taxes	8,106	-	168	( f )	14,013
			5,739	( i )
Intangible Assets	2,467	-	14,000	( j )	16,467
Goodwill	690	1,861	6,090	( k )	6,780
			(1,861)	( l )
Total assets	$ 271,822	$ 51,758	$ (41,269)		$ 282,311

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$ 3,450	$ -	$ -		$ 3,450
Current portion of loans payable	1,498	-	-		1,498
Accounts payable	16,688	2,532	(787)	( m )	18,433
Accrued expenses and other current liabilities	13,689	13,081	(4,498)	( n )	21,509
			(1,550)	( e )
			787	( m )
Total current liabilities	35,325	15,613	(6,048)		44,890
Long term income tax payable	4,845	10	-		4,855
Capitalized lease obligations, net of current portion	2,322	-	-		2,322
Long term loans, net of current portion	32,288	-	-		32,288
Other long term liabilities	-	1,536	125	( o )	1,661
			128	( d )	128
			(526)	( p )	(526)
Pension liabilities	14,360	-	(349)	( h )	14,011
Total liabilities	89,140	17,159	(6,670)		99,629
Commitments and contingencies
Stockholders' equity:
Common stock	367	186	(186)	( q )	367
Additional paid-in capital	181,014	128,131	(128,131)	( q )	181,014
Treasury stock, at cost	(45,662)	(7,563)	7,563	( q )	(45,662)
Retained earnings	39,285	(86,364)	86,364	( q )	39,285
Accumulated other comprehensive income	7,678	209	(209)	( q )	7,678
Total stockholders' equity	182,682	34,599	(34,599)		182,682
Total liabilities and stockholders' equity	$ 271,822	$ 51,758	$ (41,269)		$ 282,311

IXYS CORPORATION
UNAUDITED PROFORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE
NINE MONTHS ENDED DECEMBER 31, 2009
(In thousands, except per share data)

	Historical		Proforma		Proforma
	IXYS	Zilog	Adjustments	Reference	Combined

Net revenues	$ 166,663	$ 23,975	$ -		$ 190,638
Cost of goods sold	128,000	13,264	-		141,264
Gross profit	38,663	10,711	-		49,374
Operating expenses:
Research, development and engineering	14,202	3,462	-		17,664
Selling, general and administrative	25,183	7,196	(699)	( r )	31,680
Restructuring charges	1,042		-		1,042
Special charges and credits		790	(497)	( s )	293
Amortization of intangible assets	-	-	2,020	( t )	2,020
Total operating expenses	40,427	11,448	824		52,699
Operating loss	(1,764)	(737)	(824)		(3,325)
Other income (expense):
Interest income	317	14	-		331
Interest expense	(1,203)		-		(1,203)
Other income (expense), net	(1,702)	1,113	-		(589)
Income (loss) before income tax	(4,352)	390	(824)		(4,786)
Provision for income tax	(347)	(98)	(305)	( u )	(750)
Net income (loss)	$ (4,699)	$ 292	$ (1,129)		$ (5,536)

Net loss per share
Basic	$ (0.15)				$ (0.18)
Diluted	$ (0.15)				$ (0.18)
Weighted average shares used in per share calculation
Basic	30,893				30,893
Diluted	30,893				30,893

IXYS CORPORATION
UNAUDITED PROFORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE
YEAR ENDED MARCH 31, 2009
(In thousands, except per share data)

	Historical		Proforma		Proforma
	IXYS	Zilog	Adjustments	Reference	Combined

Net revenues	$ 273,552	$ 36,157	$ -		$ 309,709
Cost of goods sold	207,594	21,815	-		229,409
Gross profit	65,958	14,342	-		80,300
Operating expenses:
Research, development and engineering	19,931	6,265	-		26,196
Selling, general and administrative	39,613	19,353	-		58,966
Impairment charges	6,440		-		6,440
Special charges and credits		6,318	-		6,318
Amortization of intangible assets		801	(801)	( v )
		-	6,056	( w )	6,056
Total operating expenses	65,984	32,737	5,255		103,976
Operating loss	(26)	(18,395)	(5,255)		(23,676)
Other income (expense):
Interest income	1,098	188	-		1,286
Interest expense	(1,764)	(40)	-		(1,804)
Other income (expense), net	4,256	378	-		4,634
Income (loss) before income tax	3,564	(17,869)	(5,255)		(19,560)
Provision for income tax	(6,913)	(181)	4,531	( x )	(2,563)
Net loss	$ (3,349)	$ (18,050)	$ (724)		$ (22,123)

Net loss per share
Basic	$ (0.11)				$ (0.71)
Diluted	$ (0.11)				$ (0.71)
Cash dividends per share	$ 0.10				$ 0.10
Weighted average shares used in per share calculation
Basic	31,087				31,087
Diluted	31,087				31,087

NOTES TO UNAUDITED PROFORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  Basis of Pro Forma Presentation

  On February 18, 2010, IXYS Corporation, or IXYS, completed the acquisition of Zilog, Inc., or Zilog, pursuant to the Agreement and Plan of Merger dated December 5, 2009.

  The unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2009 is based on historical financial statements of IXYS and Zilog after giving effect to the acquisition adjustments resulting from the acquisition of Zilog. The unaudited pro forma combined condensed consolidated balance sheet is presented as if the acquisition had occurred on December 31, 2009.

  The unaudited pro forma combined condensed consolidated statements of operations have been presented for the year ended March 31, 2009 and the nine months ended December 31, 2009. These are based on historical statements of IXYS and Zilog for the year ended March 31, 2009 and the nine months ended December 31, 2009 and December 26, 2009, respectively after giving effect to the acquisition adjustments. The unaudited pro forma combined condensed consolidated statements of operations are presented as if the acquisition had occurred on April 1, 2008. The historical results of Zilog included in the unaudited pro forma combined condensed consolidated statements of operations for the year ended March 31, 2009 and the nine months ended December 31, 2009 exclude the gain and net income (loss) for Zilog's discontinued operations.

  Purchase Price Allocation

  The total consideration for the transaction was $62,495,000, which was fully paid in cash.

  The allocation of the purchase price presented in these financial statements is based on the estimated fair values of the assets acquired and liabilities assumed as of December 31, 2009. The purchase price allocation is preliminary and may change upon the completion of our evaluation of the fair values of the acquired assets and liabilities assumed. The final allocation of purchase price will be based upon the fair values of the acquired assets and liabilities assumed as on the date of completing the acquisition. The impact of such changes could be material.

  The preliminary allocation of the purchase price based on estimated fair values (in thousands):

Net tangible assets	$ 42,405
Identifiable intangible assets:
Developed intellectual property	4,800
Customer relationships	6,200
Contract backlog	2,000
Trade name	1,000
Goodwill	6,090
Total purchase price	$ 62,495

  Following is a reconciliation of the net tangible assets (in thousands):

Net equity per historical financial statements as of 12/31/09	$ 34,599
Adjustments to assets (1)	1,136
Adjustments to liabilities (2)	6,670
Net tangible assets	$ 42,405

  ______________

  (1)   Refer to items ( a ), ( b ), ( c ), ( d ), ( e ), ( f ), ( g ), ( h ), ( i ), ( j ), ( k ), and ( l ) in footnote 3.
  (2)   Refer to items ( d ), ( e ), ( h ), ( m ), ( n ), ( o ), and ( p ) in footnote 3.

  Intangible Assets

  The fair value of intangible assets of $14 million is comprised of the following (in thousands):

Identifiable intangible assets (1)	Preliminary Fair Value	First Year Amortization	Amortization for the nine months ended December 31, 2009	Amortization Method	Estimated Useful Life
Developed intellectual property	$ 4,800	$ 800	$ 600	Straight Line	6 years
Customer relationships	6,200	3,089	1,295	Accelerated	37 months
Contract backlog	2,000	2,000	-	Straight line	1 year
Trade name	1,000	167	125	Straight line	6 years
Total	$ 14,000	$ 6,056	$ 2,020

  The valuation of the acquired intangibles is classified as a level 3 measurement under authoritative guidance on fair value measurements, because the valuation was based on significant unobservable inputs and involved management judgment and assumptions about market participants and pricing. The following was considered in determining the fair value of the assets:

    Stage of development - Each asset was fully developed and included in products on sale to commercial customers, and

    Anticipated future use - IXYS and any likely marketplace participant would continue to produce the product related to each technology asset in a manner similar to that assumed by IXYS.

  These assets were valued using Income approach and Royalty savings approach consistent with the guidance in the AICPA Practice Aid titled "Assets Acquired in a Business Combination to Be Used in Research and Development Activities" as well as authoritative accounting guidance. The analysis considers the following major factors:

  Forecast - A business forecast was prepared for each technology asset and product line reflecting current and anticipated future sales, cost of goods sold and operating expenses over the expected; remaining life of the asset, including the anticipated technological obsolesce of the asset.

  Operating Income - An expected operating income was computed, specific to each asset, using the associated business forecast.

  Capital Charges - Capital charges based on significant tangible and intangible assets needed to realize the operating income forecast were computed. For each contributory asset, the fair value of the asset was compared to its required, risk-adjusted return. Cumulative returns were allocated to individual technologies based on revenue and deducted from the operating income to arrive at an incremental income forecast, reflecting the contribution of the technology to the overall operating income.

  Risk Adjusted Discount Rate - Each incremental operating income forecast was discounted to present value using a risk adjusted discount rate specific to the assets, its business forecast and the market it addresses. The rates used were compared to the overall implied rate for the transaction (based on the overall forecast and the consideration paid) and to the weighted average rate of all the assets, including the assets to which charges were recognized. Assets for which capital charge were developed and used, included: fixed assets, working capital, and customer relationships. The discount rates ranged from 22% to 27%.

  Present Value of Incremental Operating Income - The present value of the incremental operating income was determined using the risk-adjusted discount rate.

  Income tax code section 197 Tax Benefit - A benefit was recognized for the tax deductibility of the amount invested in intangible assets per the AICPA Practice Aid. This benefit was added to the present value of incremental operating income to determine the final conclusion of fair value.

  Special charges and credits

  Special charges and credits, included in the historical financial statements of Zilog in the unaudited pro forma combined condensed consolidated statement of operations for the nine months ended December 31, 2009, primarily comprise of merger related expenses and severance costs incurred in connection with restructuring activities. The merger related expenses have been eliminated in the pro forma adjustments. The special charges and credits in the historical financial statements of Zilog in the unaudited pro forma combined condensed consolidated statement of operations for the year ended March 31, 2009 are comprised of severance, termination benefits and other costs related to restructuring and of asset impairment charges for impairment and write-off of intangible and tangible assets.

  Refer the audited financial statements of Zilog as of and for the three years ended March 31, 2009 and the unaudited financial statements of Zilog as of and for the nine months ended December 26, 2009, incorporated by reference into the Current Report on Form 8-K/A to which this exhibit is attached, for further details on these costs.

  Other income (expenses)

  Other income included in the historical financial statements of Zilog in the unaudited pro forma combined condensed consolidated statement of operations for the nine months ended December 31, 2009 includes the sale of certain intellectual property rights associated with Zilog's patents. Refer to the unaudited financial statements of Zilog as of and for the nine months ended December 26, 2009, incorporated by reference into the Current Report on Form 8-K/A to which this exhibit is attached, for further details of this income.
  The unaudited pro forma combined condensed consolidated balance sheet gives effect to the following adjustments:

    To reclassify cash as restricted cash.
    To reflect the payment of purchase consideration for the acquisition by IXYS.
    To recognize an additional reserve for price adjustments and stock return rights given to distributors.
    To reclassify certain inventory reserves as long term liabilities payable to fabrication facilities.
    To eliminate deferred receivable and deferred revenue recognized by Zilog in connection with certain business discontinued by Zilog prior to acquisition by IXYS.
    To reclassify short term and long term deferred taxes
    To adjust the values of certain property, plant and equipment items to reflect the fair values on acquisition.
    To reclassify pension-related items to pension liabilities.
    To recognize deferred tax assets recognized on release of valuation allowance on certain net operating losses and temporary differences which were previously fully reserved in Zilog's financial statements.
    To record the fair value of the acquired identifiable intangible assets.
    To record preliminary goodwill on allocation of purchase price.
    To eliminate pre-acquisition goodwill of Zilog.
    To reclassify certain items from accounts payable to accrued liabilities.
    To eliminate deferred revenue, as there was no performance obligation assumed to earn this revenue and no fair value was recorded upon acquisition.
    To recognize the change in the fair value of liabilities assumed in connection with certain lease agreements.
    To recognize the change in the fair value of the legal reserve.
    To eliminate items of shareholders equity of Zilog, consisting of common stock, additional paid-in capital, treasury stock balance, retained earnings and current translation adjustments.

  The unaudited pro forma combined condensed consolidated statements of operations give effect to the following adjustments:

    To eliminate costs incurred for the merger transaction by IXYS in the nine months ended December 31, 2009.
    To eliminate costs incurred for the merger transaction by Zilog in the nine months ended December 31, 2009.
    To record the amortization of newly acquired intangible assets for the nine months ended December 31, 2009.
    To record the effect of income taxes on the combined net loss.
    To eliminate the amortization of existing intangible assets recorded by Zilog for the year ended March 31, 2009.
    To record the amortization of newly acquired intangible assets for the year ended March 31, 2009.
    To record the effect of income taxes primarily for release of valuation allowance on the deferred tax assets on Zilog's loss for the year.